UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

STERIS Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the STERIS Corporation (“Company”) 2013 Annual Meeting of Shareholders (“Meeting”), held on July 25, 2013, shareholders voted on the matters specified below, with the final voting results as specified. According to the certified list of shareholders, there were 58,946,469 Common Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 54,669,255 Common Shares or 92.74% of the outstanding Common Shares of the Company, constituting a quorum.

1.	The nominees named below were elected to the Board of Directors, each for a one-year term, and the results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard C. Breeden	50,447,775	145,462	4,076,018
Cynthia L Feldmann	50,456,496	136,741	4,076,018
Jacqueline B. Kosecoff	50,207,290	385,947	4,076,018
David B. Lewis	50,455,808	137,429	4,076,018
Kevin M. McMullen	50,338,648	254,589	4,076,018
Walter M Rosebrough, Jr.	50,408,744	184,493	4,076,018
Mohsen M. Sohi	50,457,121	136,116	4,076,018
John P. Wareham	50,335,164	258,073	4,076,018
Loyal W. Wilson	50,334,460	258,777	4,076,018
Michael B. Wood	50,455,468	137,769	4,076,018

2.	The non-binding advisory proposal to approve the compensation of our named executive officers was approved, and the results of the vote were as follows:

Votes for	49,716,839
Votes against	595,714
Abstentions	280,685
Broker non-votes	4,076,018

3.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended March 31, 2014 was approved, and the results of the vote were as follows:

Votes for	54,288,590
Votes against	271,765
Abstentions	108,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ J. Adam Zangerle
J. Adam Zangerle
Vice President, General Counsel, and Secretary

Date: July 26, 2013

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